Exhibit 99.1

Camden National Corporation Listed on Small-Cap Russell 2000 Index and Russell 3000 Index

CAMDEN, Maine--(BUSINESS WIRE)--Camden National Corporation (NASDAQ: CAC; the “Company”) was listed on the Small-Cap Russell 2000® Index and the Russell 3000® Index, reflecting the Company’s market capitalization, when the reconstitution of these indexes was published on June 30, 2008 by Russell Investment Group. Russell rebalances the Russell family of indexes annually to maintain indexes that are representative of the U.S. equity market.

“Being listed as a member of the Small-Cap Russell 2000 Index and the Russell 3000 Index is another of the more recent recognitions that Camden National Corporation has received for its financial performance,” said Camden National Corporation President and Chief Executive Officer Robert W. Daigle. Camden National Corporation was recognized nationally in a number of areas for its financial performance and ongoing community banking efforts in Maine, including being ranked 20th in US Banker’s list of top-performing mid-tier banks and 32nd in US Banker’s list of top-performing community banks as well as being added to the American Bankers Association (ABA) NASDAQ Community Bank Index.

Annual reconstitution of the Russell’s U.S. indexes captures the 4,000 largest U.S. stocks as of the end of May, ranking them by total market capitalization. Membership in the Russell 3000, which remains in place for one year, means automatic inclusion in the Small-Cap Russell 2000® Index or the Large-Cap Russell 1000® Index as well as the appropriate growth and style indexes. Russell determines membership for its equity indexes primarily by objective, market-capitalization rankings and style attributes.

“We believe our strong focus on the fundamentals of banking, in particular, maintaining solid reserve and capital levels, adhering to our traditional underwriting standards, and maintaining our pricing discipline, will provide the best long-term investment value to our shareholders,” said Daigle. “Additionally, our first quarter 2008 increase in quarterly dividends to $0.25 per share and the recent extension of our successful stock repurchase program for an additional year demonstrate the support we provide our shareholders.”

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for both passive and active investment strategies. An industry-leading $4.4 trillion in assets currently are benchmarked to them. These investment tools originated from Russell’s multi-manager investment business in the early 1980s when the company saw the need for a more objective, market-driven set of benchmarks in order to evaluate outside investment managers.

Real-time market analysis on the Russell 3000 and other Russell Indexes is available at http://www.russell.com/Indexes/performance/ real_time_market_analysis.asp. (Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.)

About Camden National Corporation: Camden National Corporation, ranked in the top 20 in US Banker's 2008 list of top-performing mid-tier banks, headquartered in Camden, Maine, and listed on the NASDAQ® Global Select Market (“NASDAQ”) under the symbol CAC, is the holding company employing 440 Maine residents for two financial services companies, including Camden National Bank (CNB), a full-service community bank with a network of 37 banking offices serving coastal, western, central, and eastern Maine, and Acadia Trust, N.A., offering investment management and fiduciary services with offices in Portland, Bangor, and Ellsworth. Acadia Financial Consultants is a division of CNB, offering full-service brokerage services.

About Russell: Russell Investments aims to improve financial security for people by providing strategic advice, world-class implementation, state-of-the-art performance benchmarks, and a range of institutional-quality investment products. With more than $213 billion in assets under management, Russell serves individual, institutional and advisor clients in more than 40 countries. Russell provides access to some of the world’s best money managers. It helps investors put this access to work in corporate defined benefit and defined contribution plans, and in the life savings of individual investors. Headquartered in Tacoma, Wash., Russell has principal offices in Amsterdam, Auckland, Johannesburg, London, Melbourne, New York, Paris, San Francisco, Seoul, Singapore, Sydney, Tokyo and Toronto. For more information, go to www.russell.com.

Forward-Looking Statements: Statements in this news release concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties, and other factors, including those identified from time to time in the Company’s other filings with the Securities and Exchange Commission, press releases and other communications. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

CONTACT:
Camden National Corporation
Suzanne Brightbill, 207-230-2120
Public Relations Officer